Exhibit 5.0

Suite 900 607 14th St., NW

Washington DC 20005-2018

t 202 508 5800 f 202 508 5858

www.KilpatrickStockton.com

direct dial 202 508 5881

direct fax 202 585 0051

skehoe@kilpatrickstockton.com

September 20, 2010

Naugatuck Valley Financial Corporation

333 Church Street

Naugatuck, Connecticut 06770

Ladies and Gentlemen:

We have acted as counsel to Naugatuck Valley Financial Corporation, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of $65,071,540 of common stock, $0.01 par value per share, of the Company (the “Shares”) pursuant to a registration statement on Form S-1 (the “Registration Statement”) initially filed with the Securities and Exchange Commission on June 11, 2010, as amended. The Registration Statement relates to 3,164,743 shares (the “Offering Shares”) that may be issued in a subscription offering, community offering and/or syndicated community offering, 2,149,161 shares (the “Exchange Shares”) that may be issued in exchange for outstanding shares of common stock, par value $0.01 per share, of Naugatuck Valley Financial Corporation, a federal corporation, and 1,092,245 shares (“Merger Shares”) that may be issued in exchange for outstanding shares of common stock, par value $0.01 per share of Southern Connecticut Bancorp, Inc., a Connecticut corporation (“Southern Connecticut”).

We have reviewed the Registration Statement, the Amended and Restated Plan of Conversion and Reorganization filed as Exhibit 2.1 to the Registration Statement, the Agreement and Plan of Merger dated February 22, 2010, as amended as of September 17, 2010 by and among Naugatuck Valley Financial Corporation, a federal corporation, Newco (as defined therein) and Southern Connecticut filed as Exhibit 2.2 to the Registration Statement and the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact as we have deemed necessary or advisable for purposes of our opinion. In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies.

This opinion is limited solely to the Maryland General Corporation Law, including applicable provisions of the Constitution of Maryland and the reported judicial decisions interpreting such law.

Naugatuck Valley Financial Corporation

September 20, 2010

For purposes of this opinion, we have assumed that, prior to the issuance of any shares, the Registration Statement, as finally amended, will have become effective under the Act and that the mergers contemplated by the Plan of Conversion and Reorganization and the Agreement and Plan of Merger will have become effective.

Based upon and subject to the foregoing, it is our opinion that:

(i) the Offering Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable;

(ii) when the Company issues and delivers the Exchange Shares in accordance with the terms of the Plan of Conversion and Reorganization, the Exchange Shares will be validly issued, fully paid and nonassessable; and

(iii) when the Company issues and delivers the Merger Shares in accordance with the terms of the Agreement and Plan of Merger, the Merger Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to Naugatuck Valley Mutual Holding Company’s Application on Form AC filed with the Office of Thrift Supervision (the “OTS Application”), and to the reference to our firm under the heading “Legal and Tax Opinions” in the prospectus which is part of the Registration Statement as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Conversion and Reorganization or the Agreement and Plan of Merger that is filed pursuant to Rule 462(b) of the Act, and to the reference to our firm in the OTS Application. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

KILPATRICK STOCKTON LLP

/s/ Sean P. Kehoe
Sean P. Kehoe, a Partner